Exhibit 99.1

MDRNA, Inc. Sells Contract Manufacturing Operation

- Company eliminates cash burn related to non-RNAi operations -

BOTHELL, Wash., April 1, 2009 – MDRNA, Inc. (Nasdaq: MRNA) announced today that it has entered into an Asset Purchase Agreement with Par Pharmaceutical, Inc. (NYSE: PRX) under which Par will acquire the Company’s manufacturing facilities in Hauppauge, New York as well as the Company’s Abbreviated New Drug Application (ANDA) for generic calcitonin-salmon nasal spray. Under the terms of the Agreement, MDRNA will receive upfront cash and double-digit profit sharing on commercial sales of calcitonin. In addition, Par will assume MDRNA’s supply and manufacturing obligations as well as all operating costs associated with the facilities.

“The agreement with Par represents the final step in our plan to create a company solely focused in the research and development of RNAi-based therapeutics,” stated J. Michael French, President and CEO. “This transaction significantly reduces our non-RNAi related expenses, provides revenue from the commercial sales of calcitonin, and permits the seamless transition of the manufacturing obligations without disrupting our current customers’ supply demands. We will continue to look for means of monetizing the legacy nasal assets and remain focused on building value around our cutting-edge RNAi drug discovery platform.”

Mr. French continued, “I am pleased that this transaction provides continued employment for our colleagues in Hauppauge whose dedication and hard work have enabled us to maintain high-quality operations and regulatory compliance while fulfilling our manufacturing obligations. We thank them and wish them well in their new positions.”

About MDRNA, Inc.

MDRNA is a biotechnology company focused on the development and commercialization of therapeutic products based on RNA interference (RNAi). Our goal is to improve human health through the development of RNAi-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Over the past decade, we have developed substantial capabilities in molecular biology, cellular biology, lipid chemistry, peptide chemistry, pharmacology and bioinformatics, which we are applying to a wide range of RNAi technologies and delivery approaches. These capabilities plus the in-licensing of key RNAi-related intellectual property have rapidly enabled us to become a leading RNAi-based therapeutics company with a pre-clinical pipeline in key therapeutic areas including oncology, metabolic disorders and inflammation. Through our capabilities, expertise and know-how, we are incorporating multiple RNAi technologies as well as peptide- and lipid-based delivery approaches into a single integrated drug discovery platform that will be the engine for our clinical pipeline as well as a versatile platform for establishing broad therapeutic partnerships with biotechnology and pharmaceutical companies. We are also investing in new technologies that we expect to lead to safer and more effective RNAi-based therapeutics while aggressively building upon our broad and extensive intellectual property estate. By combining broad expertise in siRNA science with proven delivery platforms and a strong IP position, MDRNA is well positioned as a leading RNAi-based drug discovery and development company. Additional information about MDRNA, Inc. is available at http://www.mdrnainc.com.

MDRNA Forward-Looking Statement

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of MDRNA to obtain additional funding; (ii) the ability of MDRNA to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of MDRNA and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of MDRNA and/or a partner to obtain required governmental approvals; and (v) the ability of MDRNA and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in MDRNA’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. MDRNA assumes no obligation to update and supplement forward-looking statements because of subsequent events.

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Contact:

Matthew D. Haines
Senior Director, Investor Relations and Corporate Communications
(212) 209-3874
mhaines@mdrnainc.com

McKinney|Chicago (Media)
Alan Zachary, (312) 944-6784 x 316 or
(708) 707-6834
azachary@mckinneychicago.com